Exhibit 99.3

SCHEDULE A

Funds

Date	Number of Shares Bought	Price Per Share($) (1)(2)
02/27/2025	21	15.60250	(3)
03/03/2025	175	16.13005	(4)
03/05/2025	596	15.69723	(5)
03/19/2025	1	15.65500	(6)
03/20/2025	1,182,740	23.02037	(7)
03/21/2025	235,115	23.11801	(8)
03/24/2025	380,244	23.13708	(9)
03/25/2025	313,661	23.15522	(10)
03/26/2025	13,450	23.30958	(11)
03/27/2025	55,637	23.33811	(12)
03/28/2025	67,295	23.33427	(13)
03/31/2025	85,414	23.33879	(14)
04/01/2025	62,648	23.34364	(15)
04/02/2025	16,832	23.33473	(16)
04/03/2025	75,225	23.30170	(17)
04/04/2025	254,671	23.21489	(18)
04/07/2025	286,003	23.25232	(19)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $15.60250 per share, at prices ranging from $15.53 to $15.63 per share.

(4) Reflects a weighted average purchase price of $16.13005 per share, at prices ranging from $15.98 to $16.22 per share.

(5) Reflects a weighted average purchase price of $15.69723 per share, at prices ranging from $15.62 to $15.76 per share.

(6) Reflects a weighted average purchase price of $15.65500 per share, at prices ranging from $15.65 to $15.65 per share.

(7) Reflects a weighted average purchase price of $23.02037 per share, at prices ranging from $22.88 to $23.29 per share.

(8) Reflects a weighted average purchase price of $23.11801 per share, at prices ranging from $22.99 to $23.20 per share.

(9) Reflects a weighted average purchase price of $23.13708 per share, at prices ranging from $23.11 to $23.25 per share.

(10) Reflects a weighted average purchase price of $23.15522 per share, at prices ranging from $23.10 to $23.31per share.

(11) Reflects a weighted average purchase price of $23.30958 per share, at prices ranging from $23.28 to $23.32 per share.

(12) Reflects a weighted average purchase price of $23.33811 per share, at prices ranging from $23.30 to $23.35 per share.

(13) Reflects a weighted average purchase price of $23.33427 per share, at prices ranging from $23.31 to $23.35 per share.

(14) Reflects a weighted average purchase price of $23.33879 per share, at prices ranging from $23.30 to $23.35 per share.

(15) Reflects a weighted average purchase price of $23.34364 per share, at prices ranging from $23.35 to $23.35 per share.

(16) Reflects a weighted average purchase price of $23.33473 per share, at prices ranging from $23.30 to $23.35 per share.

(17) Reflects a weighted average purchase price of $23.30170 per share, at prices ranging from $23.12 to $23.32 per share.

(18) Reflects a weighted average purchase price of $23.21498 per share, at prices ranging from $23.05 to $23.31 per share.

(19) Reflects a weighted average purchase price of $23.25231per share, at prices ranging from $23.15 to $23.32 per share.

Date	Number of Shares Sold	Price Per Share($) (1)(2)
02/25/2025	2,040	16.19940	(3)
02/26/2025	2,418	15.62309	(4)
02/27/2025	456	15.57108	(5)
02/28/2025	1,796	15.49636	(6)
03/03/2025	19	16.19397	(7)
03/10/2025	232	15.19990	(8)
03/11/2025	1,971	15.12532	(9)
03/12/2025	1,428	15.13421	(10)
03/13/2025	1,881	15.35575	(11)
03/14/2025	1,373	15.56392	(12)
03/18/2025	1,042	15.80349	(13)
03/19/2025	47	15.56118	(14)
03/20/2025	1,497	23.01084	(15)
03/21/2025	328	23.11364	(16)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $16.19940 per share, at prices ranging from $15.97 to $16.57 per share.

(4) Reflects a weighted average purchase price of $15.62309 per share, at prices ranging from $15.45 to $15.86 per share.

(5) Reflects a weighted average purchase price of $15.57108 per share, at prices ranging from $15.41 to $15.66 per share.

(6) Reflects a weighted average purchase price of $15.49636 per share, at prices ranging from $15.31 to $15.66 per share.

(7) Reflects a weighted average purchase price of $16.19397 per share, at prices ranging from $16.16 to $16.24 per share.

(8) Reflects a weighted average purchase price of $15.19990 per share, at prices ranging from $15.16 to $15.27 per share.

(9) Reflects a weighted average purchase price of $15.12532 per share, at prices ranging from $15.09 to $15.23 per share.

(10) Reflects a weighted average purchase price of $15.13421 per share, at prices ranging from $14.78 to $15.30 per share.

(11) Reflects a weighted average purchase price of $15.35575 per share, at prices ranging from $15.23 to $15.55 per share.

(12) Reflects a weighted average purchase price of $15.56392 per share, at prices ranging from $15.30 to $15.68 per share.

(13) Reflects a weighted average purchase price of $15.80349 per share, at prices ranging from $15.63 to $15.96 per share.

(14) Reflects a weighted average purchase price of $15.56118 per share, at prices ranging from $15.47 to $15.72 per share.

(15) Reflects a weighted average purchase price of $23.01084 per share, at prices ranging from $22.95 to $23.15 per share.

(16) Reflects a weighted average purchase price of $23.11364 per share, at prices ranging from $23.10 to $23.13 per share.